CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of the COLI VUL-4 Series Account of Great-West Life & Annuity Insurance Company (the “Company”) on Form N-6 of our report dated March 30, 2007 relating to the consolidated financial statements of Great-West Life & Annuity Insurance Company, which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company’s change in method of accounting for share-based payments and defined benefit and other post-retirement plans as required by accounting guidance which the Company adopted on January 1, 2006 and December 31, 2006, respectively, appearing in the Statement of Additional Information, which is part of this Registration Statement and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Denver, Colorado

November 1, 2007